                                                                  EXHIBIT 10-F-1
                                                                  --------------


                                April 13, 2000



Mr. Elbert O. Hand
Chairman and Chief Executive Officer
Hartmarx Corporation
101 North Wacker Drive
Chicago, Illinois 60606


Dear Bert:

Reference is made to that certain Employment Agreement dated as of August 1, 1996 (the "Employment Agreement"), between you, as Executive, and Hartmarx Corporation.

Hartmarx Corporation has been authorized by the Compensation and Stock Option Committee of the Board of Directors to amend the Employment Agreement as follows:

        The Agreement Period is hereby extended for two years and shall continue in effect through December 31, 2002.

Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect in accordance with its terms.

Please sign both copies of this letter where indicated below evidencing your agreement to this amendment. When fully executed, this letter will serve as an amendment to the Employment Agreement.


                                       Sincerely,
                                       HARTMARX CORPORATION


                                       Raymond F. Farley, Chairman
Agreed and Accepted this               Compensation and Stock Option
13th day of April, 2000                Committee of the Board of Directors


---------------------------
         E.O. Hand